UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2015, Kraton Polymers LLC issued a press release announcing the execution of a supplemental indenture on December 14, 2015 and the early tender results in connection with its tender offer and consent solicitation to purchase for cash any and all of its outstanding 6.75% Senior Notes due 2019 that were co-issued by Kraton Polymers Capital Corporation (the “Notes”). As of the previously announced consent payment deadline of 5:00 p.m., New York City time, on December 14, 2015, $249,386,000 in aggregate principal amount, or approximately 71.25% of the Notes outstanding had been validly tendered and not withdrawn. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 15, 2015 titled “Kraton Polymers LLC Announces Execution of Supplemental Indenture and Early Results for the Previously Announced Tender Offer and Consent Solicitation for the 6.75% Senior Notes Due 2019.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: December 15, 2015	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 15, 2015 titled “Kraton Polymers LLC Announces Execution of Supplemental Indenture and Early Results for the Previously Announced Tender Offer and Consent Solicitation for the 6.75% Senior Notes Due 2019.”

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